UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2018

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54767	46-3259117
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9595 Wilshire Blvd, Suite 900

Beverly Hills, CA 90212

(Address of principal executive offices)

(424) 230-7001

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On March 15th, 2018, Rich Pharmaceuticals, Inc. (the “Company”) completed a financing with GHS Investments, LLC (“GHS”) pursuant to a Securities Purchase Agreement (the “SPA”) and Promissory Note in the principal amount of $56,500 (the “Note”). The Note bear interests at the rate of 10% per annum from the date hereof until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Note is being issued with a 10% original issuance discount and with an initial $1,500 being withheld by the Holder to offset transaction costs. The SPA and Note also contain certain representations, warranties, covenants and events of default, and increases in the conversion discount and amount of the principal and interest rates under the Note in the event of such defaults. The SPA provides for GHS to fund $25,000 on or about March 15, 2018, and up to an additional $25,000 at the Investor’s discretion, on or about March 30, 2018. The foregoing is only a brief description of the material terms of the SPA and the Note and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report.

Item 3.02	Unregistered Sales of Equity Securities

On March 7, 2018 the Company issued 73,690,000 shares of Company common stock to satisfy the conversion of $7,369.00 of a convertible note payable with GHS Investments, LLC.

On March 16, 2018 the Company issued 77,360,000 shares of Company common stock to satisfy the conversion of $7,736.00 of a convertible note payable with GHS Investments, LLC.

On March 22, 2018 the Company issued 81,220,000 shares of Company common stock to satisfy the conversion of $8,122.00 of a convertible note payable with GHS Investments, LLC.

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor.

The total number of outstanding shares of common stock of the Company as of March 23, 2018 after the above described issuances is 1,709,057,821.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description
10.73	Securities Purchase Agreement dated March 15, 2018 with GHS Investments, LLC
10.74	Promissory Note dated March 15, 2018 in favor of GHS Investments, LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICH PHARMACEUTICALS, INC.

Dated: March 23, 2018	By:	/s/ Ben Chang
Ben Chang Chief Executive Officer

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